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                                                                     EXHIBIT 5.1
                                MCKENNA & STAHL
                               ATTORNEYS AT LAW*
                         2603 MAIN STREET, SUITE 1010
                         IRVINE, CALIFORNIA 92714-6232
                           TELEPHONE (714) 752-2800     *A PARTNERSHIP INCLUDING
                            FACSIMILE (714) 752-6723   PROFESSIONAL CORPORATIONS


                                 June 11, 1996


Koo Koo Roo, Inc.
11075 Santa Monica Boulevard
Los Angeles, California 90025

        Re:   Registration Statement No. 333-3360
              -----------------------------------

Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-1 (File No. 333-3360) ("Registration Statement"), which has been filed with the Securities and Exchange Commission ("SEC") registering shares of the common stock, $.01 par value per share ("Shares") of Koo
Koo Roo, Inc., a Delaware corporation ("Company").

        In rendering this opinion, we have examined the original, certified, conformed or photostatic copies of certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we have deemed necessary or relevant as a basis for the opinions herein expressed. In all such examinations we have assumed the genuineness of all signatures on original or certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officers and representatives of the Company and others.

        Based upon the foregoing, in our opinion the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.
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Koo Koo Roo, Inc.
June 11, 1996
Page 2


     Our opinions expressed above are limited to the laws of the state of California, the laws of the United States of America and the General Corporation Law of the state of Delaware, and we do not express any opinion herein concerning the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement which has been filed by the Company with the SEC under the Securities Act of 1933, as amended, and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which constitutes a part thereof.

                                       Very truly yours,


                                       /s/ Harry S. Stahl
                                       Harry S. Stahl

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